EXHIBIT 10.4

Silence Therapeutics plc

The Silence Therapeutics plc 2018 Non- Employee Long Term Incentive Plan (the “Plan”)

US Non-Employee Sub-Plan to the Plan

Board adoption: 22 June 2020

This US Non-Employee Sub-Plan was adopted by the Board to permit the grant of Awards to Contractors who are US residents or US taxpayers (each, a “US Award Holder”).

In the event of any inconsistency between the rules of the Plan and the rules of the US Non-Employee Sub-Plan, the rules of the US Non-Employee Sub-Plan shall take precedence.

1.	Definitions

In this US Non-Employee Sub-Plan, the words and expressions used in the Plan shall bear, unless the context otherwise requires, the same meaning herein save to the extent the rules in this US Non-Employee Sub-Plan shall provide to the contrary.

In addition:

“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder;

“Securities Act” means the Securities Act of 1933, as amended.

2.	Application of Plan

Save as modified in this US Non-Employee Sub-Plan, all the provisions of the Plan shall be incorporated into this US Non-Employee Sub-Plan as if fully set out herein so as to be part of this US Non-Employee Sub-Plan SAVE THAT any Award named a “Conditional Share Award” in the Plan shall be re-named a “Restricted Stock Unit” or “RSU” when granted under the US Non-Employee Sub-Plan.

3.	Effective Date and Term of US Non-Employee Sub-Plan

This US Non-Employee Sub-Plan shall become effective on the date on which it is adopted by the Board.  No Award shall be granted under this US Non-Employee Sub-Plan after the completion of 10 years from the date on which this US Non-Employee Sub-Plan was adopted by the Board, but Awards previously granted under this US Non-Employee Sub-Plan may extend beyond that date.

4.	Amendments

The Board may amend, suspend or terminate this US Non-Employee Sub-Plan or any portion thereof at any time.  No amendment, suspension or termination of the US Non-Employee Sub-Plan may materially adversely affect any Awards granted previously to any US Award Holder without the consent of the US Award Holder.

5.	Compliance with Code Section 409A

Unless otherwise set forth in an applicable Award agreement, the terms applicable to Awards granted under the Plan subject to this US Non-Employee Sub-Plan will be interpreted to the greatest extent possible in a manner that makes the Awards exempt from Section 409A of the Code, and, to the extent not so exempt, that brings the Awards into compliance with Section 409A of the Code. The Company shall have no liability to a US Award Holder, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

6.	No right to Employment or other Status

No person shall have any claim or right to be granted an Award under this US Non-Employee Sub-Plan, and the grant of an Award shall not be construed as giving a US Award Holder the right to continue as a Contractor or any other relationship with any Group Member.

7.	Amendment of Awards

The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, provided that the US Award Holder’s consent to such action shall be required unless the Board determine that the action, taking into account any related action, would not materially and adversely affect the US Award Holder.

8.	Eligibility Limitations for Grants to Contractors

A Contractor that is a US Award Holder is not eligible for the grant of an Option if, at the time of grant, either the offer or sale of the Company’s securities to such Contractor is not exempt under Rule 701 of the Securities Act because the Contractor is not a natural person, the services that the Contractor is providing to the Company or any Group Company are in connection with a capital raising transaction or directly or indirectly serve to promote or maintain a market for the Company’s securities, or because of any other provision of Rule 701 of the Securities Act, unless the Company determines that such grant need not comply with the requirements of Rule 701 of the Securities Act and will satisfy another exemption under the Securities Act as well as comply with the securities laws of the US state of residence of the Contractor and all other applicable jurisdictions.

9.	Conditions on Delivery of Plan Shares

The Company will not be obligated to deliver any Plan Shares pursuant to this US Non-Employee Sub-Plan or to remove restrictions from Plan Shares previously delivered under this US Non-Employee Sub-Plan until:

9.1.	all conditions of the Award have been met or removed to the satisfaction of the Company,
9.2.

in the opinion of the Company’s counsel, all other legal matters in connection with the issue, allotment and delivery of such Plan Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and

9.3.

the US Award Holder has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

10.	Transfer of Awards

Notwithstanding rule 1.10 of the Plan:

(a)	if a US Award Holder ceases to be an Contractor by reason of his death his Award will be capable of transfer in accordance with the US Award Holder’s will, or the laws of descent and distribution; and

(b)

subject to approval of the Board or a duly authorized officer of the Company, an Award may be transferred by a US Award Holder pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2).

11.	Variation of Share Capital

Notwithstanding rule 14 of the Plan in the event of any variation of the share capital of the Company: (i) the number of Plan Shares subject to an Award; and (ii) any exercise price; must be adjusted proportionately in a manner that complies with Sections 409A and 424 of the Code.

12.	US Taxes

A US Award Holder shall make such arrangements as the Company may require for the satisfaction of any U.S. federal, state, local or foreign withholding tax obligations that may arise in connection with an Award or with the disposition of Plan Shares acquired in connection with an Award.

13.	No Obligation to Notify or Minimize Taxes

The Company will have no duty or obligation to a US Award Holder to advise such holder as to the time or manner of exercising an Option, to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which an Option may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award granted to a US Award Holder.

17.Governing law and Jurisdiction

The formation, existence, construction, performance validity and all aspects whatsoever of the US Non-Employee Sub-Plan, any term of the US Non-Employee Sub-Plan and any Award granted under it shall be governed by English law.

The English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the US Non-Employee Sub-Plan.

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